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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------
                                    FORM T-1

          STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
          TRUSTEE PURSUANT TO SECTION 305(b)(2) ___________

                          ____________________________

                              BANKERS TRUST COMPANY
               (Exact name of trustee as specified in its charter)

NEW YORK                                                     13-4941247
(Jurisdiction of Incorporation or                            (I.R.S. Employer
organization if not a U.S. national bank)                    Identification
no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                           10006
(Address of principal                                        (Zip Code)
executive offices)

                        ---------------------------------

                             HARCOURT GENERAL, INC.
                      (FORMERLY GENERAL CINEMA CORPORATION)
               (Exact name of obligor as specified in its charter)

DELAWARE                                              04-1619609
(State or other jurisdiction of                       (I.R.S. employer
Incorporation or organization)                        Identification no.)


27 BOYLSTON STREET
CHESTNUT HILL, MASSACHUSETTS                          02167
(Address of principal executive offices)              (Zip Code)


                                 DEBT SECURITIES
                       (Title of the indenture securities)




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ITEM 1.     GENERAL INFORMATION.
            Furnish the following information as to the trustee.

         (a) Name and address of each examining or supervising authority to which it is subject.

            NAME                                      ADDRESS
            ----                                      -------
            Federal Reserve Bank (2nd District)       New York, NY
            Federal Deposit Insurance Corporation     Washington, D.C.
            New York State Banking Department         Albany, NY

            (b)   Whether it is authorized to exercise corporate trust powers.

                  Yes.

ITEM 2.     AFFILIATIONS WITH OBLIGOR.

            If the obligor is an affiliate of the Trustee, describe each such affiliation.

            None.

ITEM 3.-15. NOT APPLICABLE

ITEM  16.   LIST OF EXHIBITS.

            EXHIBIT 1 - Restated Organization Certificate of Bankers Trust
                        Company dated August 7, 1990, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated June 21, 1995 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 33-65171, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 20, 1996, copy attached.

            EXHIBIT 2 - Certificate of Authority to commence business -
                        Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.


            EXHIBIT 3 - Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

            EXHIBIT 4 - Existing By-Laws of Bankers Trust Company, as amended on
                        February 18, 1997, Incorporated herein by reference to
                        Exhibit 4 filed with Form T-1 Statement, Registration No. 333-24509-01.

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            EXHIBIT 5 - Not applicable.

            EXHIBIT 6 - Consent of Bankers Trust Company required by Section
                        321(b) of the Act. - Incorporated herein by reference to
                        Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

            EXHIBIT 7 - A copy of the latest report of condition of Bankers
                        Trust Company dated as of March 31, 1997, copy attached.

            EXHIBIT 8 - Not Applicable.

            EXHIBIT 9 - Not Applicable.

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                                    SIGNATURE



      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 18th day of June, 1997.


                                    BANKERS TRUST COMPANY



                                    By: /s/ SUSAN JOHNSON
                                       -------------------------------
                                            Susan Johnson
                                            Assistant Vice President

Legal Title of Bank:    Bankers Trust Company         Call Date:  3/31/97        ST-BK:  36-4840       FFIEC 031
Address:                130 Liberty Street            Vendor ID: D               CERT:  00623          Page RC-1
City, State    ZIP:     New York, NY  10006                                                            11
FDIC Certificate No.:   | 0 | 0 | 6 | 2 | 3

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS MARCH 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                                   C400
                                                                   Dollar Amounts in Thousands    RCFD         Bil Mil Thou
-------------------------------------------------------------------------------------------------------------------------------
ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-A)
    a.   Noninterest-bearing balances and currency and coin(1) ...............................    0081        1,589,000    1.a.
    b.   Interest-bearing balances(2).........................................................    0071        2,734,000    1.b.
 2. Securities:
    a.   Held-to-maturity securities (from Schedule RC-B, column A) ..........................    1754                0    2.a.
    b.   Available-for-sale securities (from Schedule RC-B, column D).........................    1773        4,433,000    2.b.
 3. Federal funds sold and securities purchased under agreements to resell....................    1350       26,490,000    3
 4. Loans and lease financing receivables:
    a.   Loans and leases, net of unearned income (from Schedule RC-C)....................RCFD    2122       15,941,000    4.a.
    b.   LESS:   Allowance for loan and lease losses......................................RCFD    3123          708,000    4.b.
    c.   LESS:   Allocated transfer risk reserve .........................................RCFD    3128                0    4.c.
    d.   Loans and leases, net of unearned income,
         allowance, and reserve (item 4.a minus 4.b and 4.c) .................................    2125       15,233,000    4.d.
 5. Assets held in trading accounts...........................................................    3545       38,115,000    5.
 6. Premises and fixed assets (including capitalized leases) .................................    2145          924,000    6.
 7. Other real estate owned (from Schedule RC-M) .............................................    2150          188,000    7.
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)..    2130          175,000    8.
 9. Customers' liability to this bank on acceptances outstanding .............................    2155          618,000    9.
10. Intangible assets (from Schedule RC-M) ...................................................    2143           17,000   10.
11. Other assets (from Schedule RC-F).........................................................    2160        4,424,000   11.
12. Total assets (sum of items 1 through 11)..................................................    2170       94,940,000   12.



--------------------------
(1)   Includes cash items in process of collection and unposted debits.
(2)   Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:    Bankers Trust Company         Call Date:  3/31/97        ST-BK:  36-4840       FFIEC 031
Address:                130 Liberty Street            Vendor ID: D               CERT:  00623          Page RC-1
City, State    ZIP:     New York, NY  10006                                                            11
FDIC Certificate No.:   | 0 | 0 | 6 | 2 | 3

SCHEDULE RC--CONTINUED

                                                                                                                   C400
                                                                   Dollar Amounts in Thousands    RCFD         Bil Mil Thou
-------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
    a.   In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)        RCON 2200    14,450,000  13.a.
         (1)  Noninterest-bearing(1)..........RCON 6631           2,917,000...................                             13.a.(1)
         (2)  Interest-bearing ...............RCON 6636          11,533,000...................                             13.a.(2)
    b.   In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E....
         part II).............................................................................    RCFN 2200    23,456,000  13.b.
         (1)  Noninterest-bearing ..............RCFN 6631            1,062,000                                             13.b.(1)
         (2)  Interest-bearing .................RCFN 6636           22,394,000                                             13.b.(2)
14.    Federal funds purchased and securities sold under agreements to repurchase                 RCFD 2800    15,195,000  14
15.    a.   Demand notes issued to the U.S. Treasury................................              RCON 2840             0  15.a.
       b.   Trading liabilities (from Schedule RC-D)................................              RCFD 3548    18,911,000
16.    Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases):

       a.   With original maturity of one year or less........................................    RCFD 2332     7,701,000  16.a.
       b.   With original maturity of more than one year......................................    RCFD 2333     4,438,000  16.b.
17.    Not applicable.........................................................................                             17.
18.    Bank's liability on acceptances executed and outstanding ..............................    RCFD 2920       618,000  18.
19.    Subordinated notes and debentures......................................................    RCFD 3200     1,226,000  19.
20.    Other liabilities (from Schedule RC-G).................................................    RCFD 2930     3,971,000  20.
21.    Total liabilities (sum of items 13 through 20).........................................    RCFD 2948    89,966,000  21.

22.    Not applicable                                                                                                      22.
EQUITY CAPITAL
23.    Perpetual preferred stock and related surplus..........................................    RCFD 3838       600,000  23.
24.    Common stock...........................................................................    RCFD 3230     1,002,000  24.
25.    Surplus (exclude all surplus related to preferred stock) ..............................    RCFD 3839       540,000  25.
26.    a.   Undivided profits and capital reserves............................................    RCFD 3632     3,241,000
26.    b.   Net unrealized holding gains (losses) on available-for-sale securities ...........    RCFD 8434     (  31,000) 26.b.
27.    Cumulative foreign currency translation adjustments ...................................    RCFD 3284     ( 378,000) 27.
28.    Total equity capital (sum of items 23 through 27) .....................................    RCFD 3210     4,974,000  28.
29.    Total liabilities, limited-life preferred stock, and equity capital (sum of items 21, 22,
       and 28) ...............................................................................    RCFD 3300    94,940,000  29.

Memorandum
To be reported only with the March Report of Condition.
   1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for
      the bank by independent external                                                                             Number
      auditors as of any date during 1996...................................................     RCFD  6724      1   |  M.1

1 =   Independent audit of the bank conducted in accordance       4    =  Directors' examination of the bank performed by other
      with generally accepted auditing standards by a certified           external auditors (may be required by state chartering
      public accounting firm which submits a report on the bank           authority)
2 =   Independent audit of the bank's parent holding company      5    =  Review of the bank's financial statements by external
      conducted in accordance with generally accepted auditing            auditors
      standards by a certified public accounting firm which       6    =  Compilation of the bank's financial statements by external
      submits a report on the consolidated holding company                auditors
      (but not on the bank separately)                            7    =  Other audit procedures (excluding tax preparation work)
3 =   Directors' examination of the bank conducted in             8    =  No external audit work
      accordance with generally accepted auditing standards
      by a certified public accounting firm (may be required by
      state chartering authority)

----------
(1) Including total demand deposits and noninterest-bearing time and savings deposits.

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                               State of New York,

                               Banking Department



      I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER SECTION 8005 OF THE BANKING LAW," dated March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

WITNESS, my hand and official seal of the Banking Department at the City of New York, this 21ST day of MARCH in the Year of our
                       Lord one thousand nine hundred and NINETY-SIX.



                                                      Peter M. Philbin
                                                ------------------------------
                                                Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                      Under Section 8005 of the Banking Law

                          -----------------------------

      We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

      1.   The name of the corporation is Bankers Trust Company.

      2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

      3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

      4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

      "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

      "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

      6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

      IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March , 1996.


                               James T. Byrne, Jr.
                         -------------------------------
                               James T. Byrne, Jr.
                                Managing Director


                                  Lea Lahtinen
                         -------------------------------
                                  Lea Lahtinen
                               Assistant Secretary

State of New York       )
                        )  ss:
County of New York      )

      Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                      Lea Lahtinen
                                            -------------------------------
                                                      Lea Lahtinen

Sworn to before me this 20th day of March, 1996.


      Sandra L. West
-----------------------------
      Notary Public

     SANDRA L. WEST                             Counterpart filed in the
 Notary Public State of                         Office of the Superintendent of
        New York                                Banks, State of New York,
     No. 31-4942101                             This 21st day of March, 1996
  Qualified in New York
         County
   Commission Expires
   September 19, 1996